UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Lockheed Martin Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement ("proxy statement") of Lockheed Martin Corporation (the "Corporation"), dated March 11, 2020, and any supplements thereto, furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, April 23, 2020. This Supplement is being filed with the Securities and Exchange Commission and is first being made available to stockholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2020

April 9, 2020
To the Stockholders of Lockheed Martin Corporation:

NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Lockheed Martin Corporation has been changed and will be conducted exclusively online by remote communication due to public health concerns regarding the coronavirus (COVID-19) and government-recommended and required limits on gatherings and events. A virtual event will assist in protecting the health and safety of the Corporation’s stockholders, employees and the community. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020, at 8:00 a.m. EDT. Stockholders will not be able to attend the Annual Meeting in person.

To access the virtual meeting please go to: www.meetingcenter.io/207456471. To be deemed present and to have the ability to vote during the Annual Meeting, you will be required to enter your control number and the meeting password, LMT2020. Your control number can be found on your proxy card or notice, or email you previously received. Only registered stockholders as of the close of business on February 24, 2020 (the record date), or beneficial owners who follow the instructions below, will be able to vote at the meeting.

Beneficial owners as of the record date must register in advance to attend the virtual Annual Meeting. To register you must obtain a legally valid proxy from your broker, bank or other nominee and present it to our transfer agent, Computershare. Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to Computershare at legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email or included in your mailing). Requests for registration must be received by Computershare no later than 5:00 p.m. EDT, on Monday, April 20, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare.

Stockholders attending the meeting as a registered stockholder or registered beneficial owner will be able to submit questions at www.meetingcenter.io/207456471. We will hold a general discussion session at the conclusion of the meeting during which we intend to answer pertinent questions submitted during the meeting, as time permits. Online access to the live audio webcast will open at 7:45 a.m. EDT on April 23, 2020 to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the start time. If you need technical support after you access the webcast, click the “Support” link in the upper right of the broadcast screen.

The proxy card previously distributed will not be updated to reflect the virtual only meeting format and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you need not do anything further.

This Notice of Change of Location should be read in conjunction with the Notice of 2020 Annual Meeting of Stockholders and accompanying proxy statement of the Corporation, dated March 11, 2020, and any supplements thereto, furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting. The Notice previously sent to stockholders is herein amended only to reflect the change in location.

By Order of the Board of Directors,
Maryanne R. Lavan,
Senior Vice President, General Counsel and Corporate Secretary